UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 1, 2010
(Date of Report)
CNA SURETY CORPORATION
(Exact name of Registrant as specified in its charter)
1-13277
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	36-4144905 (IRS Employer Identification No.)

333 S. Wabash Ave., Chicago, Illinois (Address of principal executive offices)	60604 (Zip code)
(312) 822-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 1, 2010, CNA Surety Corporation (“CNA Surety”) issued a press release confirming that CNA Surety had received an unsolicited proposal from CNA Financial Corporation (“CNA Financial”) to acquire all of the outstanding shares of common stock that are not currently owned by subsidiaries of CNA Financial at a purchase price of $22.00 per share in cash.
     The board of directors of CNA Surety has appointed a special committee to review and evaluate the CNA Financial proposal. The special committee is composed solely of CNA Surety’s three independent directors, Philip H. Britt, Anthony S. Cleberg and Robert A. Tinstman. There can be no assurance that any agreement will be executed with CNA Financial or that any transaction will be approved or consummated.
     A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     See Exhibit 99 to this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNA SURETY CORPORATION (Registrant)
Dated: November 1, 2010	By:	/s/ John F. Corcoran
John F. Corcoran
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.	CNA Surety Corporation Press Release issued on November 1, 2010.